UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2016

Medgenics, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-35112 (Commission File Number)	99-0217544 (I.R.S. Employer Identification Number)

435 Devon Park Drive, Suite 715 Wayne, PA 19087 (Address of Principal Executive Offices, zip code)

(610) 254-4201 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2016, Medgenics, Inc. (the “Company”) provided written notice to the NYSE MKT of its intention to voluntarily delist its common stock, $0.0001 par value per share (“Common Stock”), from the NYSE MKT and to list its Common Stock on the Global Market of The NASDAQ Stock Market LLC (“NASDAQ”). The Company expects the listing and trading of its Common Stock on the NYSE MKT will cease at market close on October 20, 2016, and that trading of its Common Stock will commence on NASDAQ on October 21, 2016. The Common Stock has been approved for listing on NASDAQ, with the Common Stock continuing to trade under the symbol “MDGN.”

A copy of the press release issued by the Company announcing the transfer to NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits:

99.1       Medgenics, Inc. Press Release dated October 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2016	Medgenics, Inc.

	By:	/s/ Brian D. Piper
Name: Brian D. Piper
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Medgenics, Inc. Press Release dated October 10, 2016